FIRSTAR FUNDS, INC
                            Registration No. 811-5380
                                   FORM N-SAR
                     Semi-Annual Period Ended April 30, 2000


List of attachments in response to Item 77:
     Item Number                                Attachment

         A                                           Y
         B                                           N
         C                                           Y
         D                                           Y
         E                                           N
         F                                           N
         G                                           N
         H                                           N
         I                                           Y
         J                                           N
         K                                           N
         L                                           N
         M                                           N
         N                                           N
         O                                           N
         P                                           N
         Q1                                          Y
         Q2                                          N
         Q3                                          N

SUB-ITEM 77C:  Submission of matters to a vote of security holders.

(a) Pursuant to a Consent of Sole Shareholder of the Core International Equity Fund dated November 3, 1999, B.C. Ziegler & Company, as sole shareholder, approved the following matters with regards to the Core International Equity Fund: (i) the form, terms and provisions of Addendum No. 7 to the Investment Advisory
Agreement between Firstar Investment Research and Management
Company, LLC and Firstar Funds, Inc.; (ii) the form, terms and provisions of the Sub-Investment Advisory Agreement among the Firstar Funds, Inc., Firstar Investment Research and
Management Company, LLC, and The Glenmede Trust Company; and
(iii) the form, terms and provisions of Distribution and Services Plans for Firstar Funds, Inc. established pursuant to
Rule 12b-1 under the Investment Company Act of 1940 with respect to the Series A and B shares of the Core International
Equity Fund.

(b)Pursuant to a Consent of Sole Shareholder of the MidCap Index Fund dated November 3, 1999, B.C. Ziegler & Company, as sole shareholder, approved the following matters with regards to the MidCap Index Fund: (i) the form, terms and provisions of Addendum No. 8 to the Investment Advisory Agreement between Firstar Investment Research and Management Company,
LLC, and Firstar Funds, Inc.; and (ii) the form, terms and provisions of Distribution and Services Plans for Firstar Funds, Inc., established pursuant to Rule 12b-1 under the Investment Company Act of 1940 with respect to Series A and Series B shares of the Fund.


SUB ITEM 77D: Policies with respect to security investments.

(a) The Growth and Income Fund's investment policies have been revised.


        A supplement to the Prospectus was filed stating the following:

                       Supplement dated December 28, 1999
                                       to
            PROSPECTUS dated March 1, 1999 (as revised May 24, 1999)


The first paragraph under the heading of "Common Stocks" is replaced with the following:

The Fund selects common stocks primarily from a universe of domestic companies that have established dividend-paying histories. During normal market conditions, at least 50% of the Fund's net assets will be invested in equities. The Fund will not purchase a non-dividend paying security if immediately after giving affect to such purchase less than 80% of the net assets of the Fund will be invested in non-dividend paying securities.

(g) The Special Growth and Emerging Growth Funds' investment policies have been revised.

         A supplement to the Statement of Additional Information was filed stating the following:

                         Supplement dated March 17, 2000
                                       to
             Statement of Additional Information dated March 1, 2000

The third paragraph under the heading regarding Small Companies and Unseasoned Issuers on page 37 is replaced by the following:

SMALL COMPANIES AND UNSEASONED ISSUERS

         Securities of unseasoned companies, that is, companies with less than three years of continuous operation, which present risks considerably greater than do common stocks of more established companies, may be acquired from time to time by the Special Growth Fund, Emerging Growth Fund, MicroCap Fund and Core International Equity Fund when the Adviser or Sub-Adviser, respectively, believes such investments offer possibilities of attractive capital appreciation.

Sub-Item 77I: Terms of new or amended securities.

(b) The response to sub-item 77I(b) with respect to Classes 19 and 20, which constitute the Core International Equity Fund and
MidCap Index Fund, respectively, is incorporated by reference herein to Registrant's Post-Effective Amendment No. 37 filed with the Commission on August 18, 1999.


Sub-Item 77Q1: Exhibits.

(c) Articles of Amendment to the Articles of Incorporation are incorporated herein by reference to Exhibit (a)(15) in Registrant's
Post-Effective Amendment No. 38 filed with the Commission on February 28, 2000.

Articles of Amendment to the Articles of Incorporation are incorporated herein by reference to Exhibit (a)(16) in Registrant's Post-Effective Amendment No. 38 filed with the
Commission on February 28, 2000.

(e) Addendum No. 7 to the Investment Advisory Agreement between Firstar Funds, Inc. and Firstar Investment Research and Management Company, LLC is incorporated herein by reference to Exhibit (d)(13) in Registrant's Post-Effective
Amendment No. 38 filed with the Commission on February 28, 2000.

Addendum No. 8 to the Investment Advisory Agreement between Firstar Funds, Inc. and Firstar Investment Research and Management Company, LLC, is incorporated herein by reference to Exhibit (d)(14) in Registrant's Post-Effective
Amendment No. 38 filed with the Commission on February 28, 2000.